SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

March 30, 2007
Date of Report (Date of earliest event reported)
____________________________________________________
Double Eagle Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

87-0460247
(IRS Employer Identification Number)

4500 Cameron Valley Parkway,
Suite 270,
Charlotte, NC	28211
(Address of principal executive offices)	(ZIP Code)

M.E. Durshlag, President
Double Eagle Holdings, Ltd.
4500 Cameron Valley Parkway, Suite 270,
Charlotte, NC 28211
(Name and address of agent for service)

(704) 366-5122
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________
Copy to:
James Reskin
Reskin & Associates
520 South Fourth Street,
Louisville, KY 40202-2577

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers. On March 30th, 2007 at a Meeting of the Board of Directors, pursuant to authority under the bylaws of the Company, the Board of Directors accepted the resignation of Michael D. Pruitt as president and chief executive officer. Mr. Pruitt will remain a member of the Board of Directors. There was no dispute or disagreement with the Company or its Board of Directors. The Board of Directors, pursuant to authority, appointed M.E. (“Hank”) Durshlag as the new president and chief executive officer and director and also appointed Ross Silvey to be a member of the Board of Directors to fill an outstanding vacancy. Mr. Durshlag and Mr. Silvey were each elected as a director and each has accepted this appointment. In addition, Mr. Silvey has been determined to be an independent director and will serve on the Company’s audit committee and other committees where an independent majority is required

The biographical information for Mr. Durshlag is:

Hank Durschlag has extensive experience in the fields of healthcare and sports medicine, with specific emphasis on novel drug delivery systems. Mr. Durschlag initiated the development of the company’s proprietary electrolyte strip, through his relationship with Duke University Sports Medicine, and The Mike Krzyzewski Human Performance Laboratory (The KLab). Hank Durschlag is also a principle partner in GlucoTec, Inc., a Greenville, SC-based developer and manufacturer of software related to intravenous dosing of medication and other fluids used to manage hypoglycemia and hyperglycemia in acute care settings. In 1999, Mr. Durschlag founded Maxx Motorsports, LLC, a motorsports marketing and research & development company. He served as President of Maxx until May 2001, when the company was acquired. Prior to Maxx Motorsports, Hank Durschlag was the Vice President of Sales & Marketing for Diabetes Management Services, Inc. (DMS), a national diabetes products and service company with treatment modules focusing on acute care and diabetes & pregnancy. Mr. Durschlag also served as a member of the DMS Board of Directors. He held these positions through the acquisition of the company by Matria Healthcare, Inc. (Nasdaq:MATR), a nationwide leader in the field of disease management and women’s health. Mr. Durschlag received a Bachelor’s Degree from California University of Pennsylvania, California, PA, and a Master’s Degree in Business Administration (MBA) from Clemson University, Clemson, SC. Mr. Durschlag served in the United States Army with the 106th Military Intelligence Battalion, Fort Richardson, Alaska, and received an honorable discharge. A native of Uniontown, Pennsylvania, Hank Durschlag lives in Charlotte, North Carolina with his wife, Pamela Kay, and their son, Jonathan Maxwell (Max).

The biographical information for Mr. Silvey is:

Mr. Silvey has owned and operated franchised automobile businesses, finance companies and insurance companies for over thirty years. Mr. Silvey has taught as an adjunct or full-time professor most of the courses in the upper division and MBA programs at Tulsa University, Oral Roberts University, Langston University and Southern Nazarene University. His formal education is an MBA from the Harvard Business School. He has also been awarded the Ph.D. degree from the Walden Institute of Advance Studies.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Financial Statements of Business Acquired

None.

(b)	Pro Forma Financial Statements

None

(c)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following person on behalf of the Registrant and in the capacity thereunto duly authorized, in Roswell, Georgia, on the 25th day of March 2007.

Double Eagle Holdings, Ltd.

By:	/s/ M.E. (“Hank”) Durshlag
M.E. (“Hank”) Durshlag, President

EXHIBIT INDEX

Exhibits
None.